UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2023

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-09810		54-1701843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard,	Mechanicsville	Virginia	23116
(Address of principal executive offices)			(Zip Code)

Post Office Box 27626, Richmond, Virginia			23261-7626
(Mailing address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2023 at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Owens & Minor, Inc. (the “Company”), the shareholders approved the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (the “Plan”). The description of the Plan included in the Company's proxy statement filed with the Securities and Exchange Commission on March 29, 2023 is incorporated herein by reference.
Under the terms of the Plan, the Board of Directors (the “Board”) has authorized the Our People & Culture Committee (the “Committee”) of the Board to grant equity and other incentive awards to employees, non-employee directors and consultants. Each equity grant made pursuant thereto will be evidenced by an agreement between the Company and the person named therein.
Form of Restricted Stock Unit Agreements
On May 10, 2023, the Committee approved a Form of Employee Restricted Stock Unit Grant Notice and Award Agreement (the “RSU Agreement”) and a Form of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement (the “Director RSU Agreement”) (collectively the “Award Agreements”) for issuance of equity incentive awards under the Company’s Plan.
Pursuant to the Plan and the Award Agreements, the Committee may grant shares of common stock to our directors, executive officers and other eligible participants subject to vesting conditions, including time-based conditions. Generally, under the terms of the RSU Agreement, unvested shares are forfeited if an awardee’s employment with the Company is terminated prior to vesting, except as provided by the Committee or upon written agreement from the Company; provided, that unvested shares will automatically vest as a result of death or disability. Additionally, the RSU Agreement provides for “double-trigger” full vesting in the event of a Change in Control (as defined in the Plan) and subsequent qualifying termination of employment. Under the terms of the Director RSU Agreement, unvested shares are forfeited if an awardee’s service as a non-employee director of the Company terminates prior to vesting, except as provided by the Committee or upon written agreement by the Company. Additionally, the Director RSU Agreement provides for full vesting in the event of a Change in Control (as defined in the Plan).
This summary of the Award Agreements is qualified in its entirety by the specific language of the Award Agreements which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting on May 11, 2023, the matters described below were voted upon and approved as indicated. There were 76,192,213 shares of common stock entitled to vote at the meeting and 72,760,190 shares were voted in person or by proxy (approximately 95.50% of shares entitled to vote).
1.Election of nine directors, each for a one-year term, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark A. Beck	68,479,605	500,210	26,978	3,753,397
Gwendolyn M. Bingham	67,353,125	1,626,619	27,049	3,753,397
Kenneth Gardner-Smith	68,286,327	685,584	34,882	3,753,397
Robert J. Henkel	67,861,731	1,110,504	34,558	3,753,397
Rita F. Johnson-Mills	68,205,506	759,471	41,816	3,753,397
Stephen W. Klemash	68,396,191	582,730	27,872	3,753,397
Teresa L. Kline	68,399,390	580,108	27,295	3,753,397
Edward A. Pesicka	68,574,396	401,989	30,408	3,753,397
Carissa L. Rollins	68,531,340	449,083	26,370	3,753,397

2.Approval of the Owens & Minor, Inc. 2023 Omnibus Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,871,444	2,091,283	44,066	3,753,397
3.Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,296,840	1,436,856	26,494	—

4.Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,736,433	2,218,092	52,268	3,753,397

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Form of Employee Restricted Stock Unit Grant Notice and Award Agreement
10.2	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 12, 2023	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary